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                                   EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY
                           ---------------------------

                 LISTED BELOW ARE THE WHOLLY OWNED SUBSIDIARIES
                         OF TRANSTECHNOLOGY CORPORATION
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                                                                           Jurisdiction of
                                                                           Incorporation

Aerospace Rivet Manufacturers Corporation                                  California
Anderton (Predecessors) Limited                                            England
Electronic Connections and Assemblies, Inc.                                Delaware
Industrial Retaining Ring Company                                          New Jersey
NORCO, Inc.                                                                Connecticut
Palnut Fasteners, Inc.                                                     Delaware
Rancho TransTechnology Corporation                                         California
Retainers, Inc.                                                            New Jersey
Seeger Inc.                                                                Delaware
Seeger-Orbis Beteiligungsgesellschaft GmbH                                 Germany
Seeger-Orbis GmbH & Co. OHG                                                Germany
Seeger Reno Industria e Comercio Ltd.                                      Brazil
SSP Industries                                                             California
SSP International Sales, Inc.                                              California
TCR Corporation                                                            Minnesota
TransTechnology (GB) Limited (f/k/a) Anderton International Limited        England
TransTechnology Acquisition Corporation                                    Delaware
TransTechnology Aerospace, Inc.                                            California
TransTechnology Australasia Pty. Ltd.                                      Australia
TransTechnology (Europe) Ltd.                                              England
TransTechnology International Corporation                                  Virgin Islands
TransTechnology Seeger Inc.                                                Delaware
TransTechnology Seeger-Orbis GmbH                                          Germany
TransTechnology Systems & Services, Inc.                                   Michigan
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